FOR IMMEDIATE RELEASE For more information contact: Rick Carpenter, carpenter.rick@basco.com Briggs & Stratton Enters into Sale Agreement and Initiates Voluntary Reorganization Under Chapter 11 Company remains well-positioned to continue serving customers worldwide Company has entered into a definitive agreement with KPS Capital Partners for a sale of substantially all the Company’s assets Company secures $677.5 million in Debtor-In-Possession (DIP) financing to support operations throughout the sale and reorganization process MILWAUKEE, July 20, 2020 – Briggs & Stratton Corporation (NYSE: BGG), a recognized global leader in providing power to get work done, today announced it has entered into a definitive stock and asset purchase agreement with KPS Capital Partners, LP (KPS), which has more than a 20-year history focused on successfully developing world-class, industry-leading manufacturing companies. Under the terms of the agreement, an affiliate of KPS formed for purposes of this transaction has agreed to acquire substantially all of the Company’s assets and assume certain customer, employee and vendor liabilities, and it would act as the stalking-horse bidder through a court-supervised sale process (known as a Section 363 process). Among other things, the sale agreement is subject to higher or better bids from other potential purchasers. To facilitate the sale process and address its debt obligations, the Company has filed petitions for a court-supervised voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company has also obtained $677.5 million in DIP financing, with $265 million committed by KPS and the remaining $412.5 from the Company’s existing group of ABL lenders. Following court approval, the DIP facility will ensure that the Company has sufficient liquidity to continue normal operations and to meet its financial obligations during the Chapter 11 process, including the timely payment of employee wages and health benefits, continued servicing of customer orders and shipments, and other obligations. This process will allow the Company to ensure the viability of its business while providing sufficient liquidity to fully support operations through the closing of the transaction. Briggs & Stratton believes this process will benefit its employees, customers, channel partners, and suppliers, and best positions the Company for long-term success. This filing does not include any of Briggs & Stratton’s international subsidiaries. Todd Teske, Briggs & Stratton’s Chairman, President, and Chief Executive Officer, stated, “Over the past several months, we have explored multiple options with our advisors to strengthen our financial position and flexibility. The challenges we have faced during the COVID-19 pandemic have made reorganization the difficult but necessary and appropriate path forward to secure our business. It also gives us support to execute on our strategic plans to bring greater value to our customers and channel partners. Throughout this process, Briggs & Stratton products will continue to be produced, distributed, sold and fully backed by our dedicated team.” Teske added, “We have a storied past and a bright future, built on our foundational expertise in applying power. Our portfolio of innovative engines, robust lines of products, and high- performance commercial batteries positions Briggs & Stratton to meet our global customers’ needs for power to get work done, now and in the future.” Additional Information: Weil, Gotshal & Manges LLP, Foley & Lardner LLP, and Carmody MacDonald P.C. are acting as the Company’s legal counsel, Ernst & Young is serving as its financial advisor, and Houlihan Lokey Capital, Inc., is serving as its investment banker. Additional information is available on http://www.bascoreorganization.com. Copies of first day motions and related bankruptcy filings are being maintained on the Claims Agent website, at http://www.kccllc.net/Briggs. About Briggs & Stratton Corporation: Briggs & Stratton Corporation (NYSE: BGG), headquartered in Milwaukee, Wisconsin, is focused on providing power to get work done and make people’s lives better. Briggs & Stratton is the world’s largest producer of gasoline engines for outdoor power equipment, and is a leading designer, manufacturer and marketer of power generation, pressure washer, lawn and garden, turf care and job site products through its Briggs & Stratton®, Simplicity®, Snapper®, Ferris®, Vanguard®, Allmand®, Billy Goat®, Murray®, Branco®, and Victa® brands. Briggs & Stratton products are designed, manufactured, marketed and serviced in over 100 countries on six continents. For additional information, please visit www.basco.com and www.briggsandstratton.com.

Cautionary Statement on Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things: risks and uncertainties relating to the Company’s Chapter 11 cases (the “Chapter 11 Case”), including but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 Case, the Company's ability to consummate the planned sale of the business pursuant to the Chapter 11 Case, the effects of the Chapter 11 Case on the Company and on the interests of various constituencies, potential delays in the Chapter 11 process due to the effects of the COVID-19 virus, objections to the stalking horse Stock and Asset Purchase Agreement (the “SAPA”), DIP Credit Agreement or other pleadings filed that could protract the Chapter 11 Case, the bankruptcy court’s rulings in the Chapter 11 Case, including the approvals of the terms and conditions of, and the transactions contemplated by, the SAPA and the DIP Credit Agreement, and the outcome of the Chapter 11 Case in general, the length of time the Company will operate under the Chapter 11 Case, risks associated with third-party motions in the Chapter 11 Case, the potential adverse effects of the Chapter 11 Case on the Company’s liquidity or results of operations and increased legal and other professional costs related to the Chapter 11 Case; the ability of the Company to meet the closing conditions and successfully consummate the SAPA; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties in this context; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on the New York Stock Exchange and other factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in the Company's periodic reports on Form 10-Q. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.